EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Green Plains Reports Third Quarter 2018 Financial Results

  Consolidated ethanol crush margin of $32.3 million or $0.11 cents per gallon
  Net loss attributable to the company of $12.5 million, or $(0.31) per diluted share
  Full company EBITDA of $32.0 million, inclusive of corporate activities
  Portfolio optimization plan remains on track, the company expects to close on asset sales of $650 million in the next 30 days
  Company anticipates realizing a pre-tax gain from the sale of assets, net of adjustments, of approximately $162 million in the fourth quarter of 2018
  Green Plains will pay off outstanding term loan B balance of $495 million with a portion of the net sales proceeds

OMAHA, Neb., Nov. 07, 2018 (GLOBE NEWSWIRE) -- Green Plains Inc. (NASDAQ:GPRE) today announced financial results for the third quarter of 2018. Net loss attributable to the company was $12.5 million, or $(0.31) per diluted share, for the third quarter of 2018 compared to net income of $34.4 million, or $0.74 per diluted share, for the same period in 2017. Revenues were $1.0 billion for the third quarter of 2018 compared with $901.2 million for the same period last year.

“I am pleased to say that the portfolio optimization plan we launched six months ago to strengthen our balance sheet and to reposition our assets for growth remains on track,” commented Todd Becker, president and chief executive officer. “We estimate that the cash proceeds from the asset sales, net of fees and taxes, will be approximately $645 million. This will allow the company to pay off the outstanding term loan B balance of $495 million and execute on the other points of our portfolio optimization plan once the sale transactions close.”

“We will be free of term debt on our assets for the first time in the company’s history,” added Becker, “We will continue to focus on enhancing our margin structure for our ethanol production segment by reducing controllable expenses, investing in high-protein feed technology, and focusing our efforts on growing our earnings across our entire business.”

Revenues attributable to the company were $3.0 billion for the nine-month period ended September 30, 2018, compared with $2.7 billion for the same period in 2017. Net loss for the nine-month period ended September 30, 2018, was $37.6 million, or $(0.94) per diluted share, compared with net income of $14.4 million, or $0.48 per diluted share, for the same period in 2017.

“In addition to our food and ingredients segment delivering results in line with our expectations, we were successful in generating a consolidated ethanol crush margin of $32.3 million, or approximately $0.11 per gallon in a challenging third quarter environment. Ethanol exports continue on their record pace of 1.6 billion gallons for 2018 and we believe exports should grow again in 2019,” commented Becker. “The expected approval of E15 next year, along with strong demand for our products worldwide, should start to clear the way for a fundamental improvement in the business going forward. While the current environment remains challenging, our balance sheet has never been stronger due in part to the execution of our portfolio optimization plan and our very strong cash and liquidity position.”

Third Quarter Highlights and Recent Developments

  On October 25, 2018, the company announced the sale of Fleischmann’s Vinegar Company for $350 million in cash to Kerry Group, subject to certain post-closing working capital adjustments. This transaction is subject to customary closing conditions, regulatory approvals and contains normal and customary representations, warranties, and indemnification obligations.

  On October 8, 2018, the company entered into an asset purchase agreement with Valero Renewable Fuels Company LLC to sell three of its ethanol plants, located in  Bluffton, Ind., Lakota, Iowa, and Riga, Mich., for $300 million in cash, plus approximately $22 million of working capital also paid in cash. The transaction involves 280 million gallons of nameplate capacity, or approximately 20% of the company’s reported ethanol production capacity. Correspondingly, the company entered into a separate asset purchase agreement with Green Plains Partners (the “partnership”) to acquire the storage and transportation assets and an assignment of railcar leases associated with the Lakota, Bluffton and Riga ethanol plants. The company will exchange approximately 8.9 million units it owns of the partnership, valued at $120.9 million, for the storage and transportation assets and railcar leases. In addition, the company and the partnership agreed, upon closing, to extend the storage and throughput services agreement an additional three years to June 30, 2028. The quarterly minimum volume commitment associated with the storage and throughput services agreement will be 235.7 million gallons or, approximately 80% of the new Green Plains Inc. annual production capacity of 1.183 billion gallons.  Both transactions are anticipated to close during the fourth quarter of 2018. These purchase agreements are subject to customary closing conditions, regulatory approvals and contain normal and customary representations, warranties, and indemnification obligations.

  During the third quarter of 2018, the company extended the maturity date one year with certain beneficial owners of the company’s outstanding 3.25% convertible senior notes due 2018 totaling $56.8 million in aggregate principal amount. On October 1, 2018, the remaining aggregate principal of $6.9 million was paid in cash.

  On August 1, 2018, the company acquired two cattle-feeding operations from Bartlett Cattle Company, L.P. for $16.2 million, plus working capital of approximately $106.6 million. The transaction included the feed yards located in Sublette, Kan. and Tulia, Texas, which added combined feedlot capacity of 97,000 head of cattle to the company’s operations, now totaling 355,000 head.

Results of Operations

Green Plains produced 304.8 million gallons of ethanol during the third quarter of 2018, compared with 313.6 million gallons for the same period in 2017. The consolidated ethanol crush margin was $32.3 million, or $0.11 per gallon, for the third quarter of 2018, compared with $47.3 million, or $0.15 per gallon, for the same period in 2017. The consolidated ethanol crush margin is the ethanol production segment’s operating income before depreciation and amortization, which includes corn oil, plus intercompany storage, transportation and other fees, net of related expenses.

Consolidated revenues increased $98.9 million for the third quarter of 2018, compared with the same period in 2017 as a result of the acquisitions of cattle feeding operations in 2018 and 2017, partially offset by a decrease in ethanol production and trading activity.

Operating income decreased $20.1 million and earnings before interest, income taxes, depreciation and amortization (EBITDA) decreased $18.3 million for the third quarter of 2018 compared with the same period last year primarily due to the compression of ethanol production margins. Interest expense decreased $8.5 million for the third quarter of 2018, compared with the same period in 2017, primarily due to higher expense associated with the termination of previous credit facilities during the third quarter of 2017. Income tax benefit was $14.7 million for the third quarter of 2018, compared with $48.8 million for the same period in 2017 due to the company’s recognition of tax benefits related to R&D Credits during the third quarter of 2017 for all open tax years.

Segment Information
The company reports the financial and operating performance for the following four operating segments: (1) ethanol production, which includes the production of ethanol and distillers grains, and recovery of corn oil, (2) agribusiness and energy services, which includes grain handling and storage, commodity marketing and merchant trading for company-produced and third-party ethanol, distillers grains, corn oil, natural gas and other commodities, (3) food and ingredients, which includes cattle feeding, vinegar production and food-grade corn oil operations and (4) partnership, which includes fuel storage and transportation services. Intercompany fees charged to the ethanol production segment for storage and logistics services, grain procurement and product sales are included in the partnership, and agribusiness and energy services segments and eliminated upon consolidation. Third party costs of grain consumed and revenues from product sales are reported directly in the ethanol production segment.

GREEN PLAINS INC.
SEGMENT OPERATIONS
(unaudited, in thousands)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2018	2017	% Var.	2018	2017	% Var.
Revenues:
Ethanol production	$576,512	$623,759	(7.6)%	$1,735,703	$1,863,980	(6.9)%
Agribusiness and energy services	186,982	179,010	4.5	584,400	517,349	13.0
Food and ingredients	251,151	114,788	118.8	755,227	329,545	129.2
Partnership	25,770	26,449	(2.6)	77,495	78,743	(1.6)
Intersegment eliminations	(40,315)	(42,771)	(5.7)	(120,601)	(114,435)	5.4
	$1,000,100	$901,235	11.0%	$3,032,224	$2,675,182	13.3%
Gross margin:
Ethanol production	$15,793	$32,855	(51.9)%	$28,812	$61,292	(53.0)%
Agribusiness and energy services	7,550	10,275	(26.5)	38,082	30,110	26.5
Food and ingredients	15,001	15,934	(5.9)	52,872	47,647	11.0
Partnership	25,770	26,449	(2.6)	77,495	78,743	(1.6)
Intersegment eliminations	(398)	(65)	512.3	(381)	(312)	22.1
	$63,716	$85,448	(25.4)%	$196,880	$217,480	(9.5)%
Depreciation and amortization:
Ethanol production	$24,289	$20,959	15.9%	$65,284	$61,443	6.3%
Agribusiness and energy services	675	1,457	(53.7)	1,923	2,776	(30.7)
Food and ingredients	3,780	3,139	20.4	10,628	9,259	14.8
Partnership	1,120	1,280	(12.5)	3,406	3,781	(9.9)
Corporate activities	849	999	(15.0)	2,769	2,846	(2.7)
	$30,713	$27,834	10.3%	$84,010	$80,105	4.9%
Operating income (loss):
Ethanol production	$(15,961)	$3,107	* %	$(60,704)	$(25,950)	(133.9)%
Agribusiness and energy services	2,851	3,686	(22.7)	22,081	13,138	68.1
Food and ingredients	8,324	10,132	(17.8)	33,890	30,472	11.2
Partnership	16,725	16,290	2.7	48,214	47,707	1.1
Intersegment eliminations	(325)	8	*	(113)	(147)	23.1
Corporate activities	(10,965)	(12,507)	12.3	(34,879)	(30,898)	(12.9)
	$649	$20,716	(96.9)%	$8,489	$34,322	(75.3)%
EBITDA:
Ethanol production	$8,475	$25,570	(66.9)%	$4,742	$38,521	(87.7)%
Agribusiness and energy services	3,537	5,150	(31.3)	24,035	15,910	51.1
Food and ingredients	12,151	13,272	(8.4)	47,192	39,741	18.7
Partnership	17,913	17,589	1.8	51,674	51,549	0.2
Intersegment eliminations	(325)	8	*	(113)	(147)	23.1
Corporate activities	(9,716)	(11,212)	13.3	(30,533)	(27,275)	(11.9)
	$32,035	$50,377	(36.4)%	$96,997	$118,299	(18.0)%

* Percentage variance not considered meaningful.

GREEN PLAINS INC.
SELECTED OPERATING DATA
(unaudited, in thousands)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2018	2017	% Var.	2018	2017	% Var.
Ethanol production
Ethanol (gallons)	304,826	313,642	(2.8)%	881,518	915,607	(3.7)%
Distillers grains (equivalent dried tons)	811	817	(0.7)	2,279	2,421	(5.9)
Corn oil (pounds)	78,304	75,440	3.8	222,994	216,482	3.0
Corn consumed (bushels)	105,965	109,544	(3.3)	306,395	318,709	(3.9)

Agribusiness and energy services
Domestic ethanol sold (gallons)	317,708	345,038	(7.9)	913,068	982,946	(7.1)
Export ethanol sold (gallons)	23,476	34,773	(32.5)	162,295	137,412	18.1
	341,184	379,811	(10.2)	1,075,363	1,120,358	(4.0)
Food and ingredients
Cattle sold (head)	147	48	206.3	402	128	214.1

Partnership
Storage and throughput (gallons)	314,061	308,316	1.9	926,671	913,894	1.4

GREEN PLAINS INC.
CONSOLIDATED CRUSH MARGIN
(unaudited, in thousands except per gallon amounts)

	Three Months Ended September 30,		Three Months Ended September 30,
	2018	2017	2018	2017
			($ per gallon produced)

Ethanol production operating income (loss)	$(15,961)	$3,107	$(0.05)	$0.01
Depreciation and amortization	24,289	20,959	0.08	0.07
Total ethanol production	8,328	24,066	0.03	0.08

Intercompany fees, net:
Storage and logistics (partnership)	16,647	16,205	0.06	0.05
Marketing and agribusiness fees (agribusiness and energy services)	7,372	7,047	0.02	0.02
Consolidated ethanol crush margin	$32,347	$47,318	$0.11	$0.15

Liquidity and Capital Resources
On September 30, 2018, Green Plains had $234.5 million in total cash, cash equivalents and restricted cash, and $491.6 million available under revolving credit agreements, some of which are subject to restrictions and other lending conditions. Total debt outstanding at September 30, 2018, was $1,389.4 million, including $556.6 million outstanding under working capital revolvers and other short-term borrowing arrangements for the agribusiness and energy services, and food and ingredients segments and $136.0 million of debt related to Green Plains Partners.

Conference Call Information
Green Plains Inc. and Green Plains Partners LP will host a joint conference call Thursday Nov. 8th at 11 a.m. Eastern time (10 a.m. Central time), to discuss third quarter 2018 financial and operating results for each company. Domestic and international participants can access the conference call by dialing 877.711.2374 and 281.542.4862, respectively, and referencing conference ID 1476588. The company advises participants to call at least 10 minutes prior to the start time. Alternatively, the conference call, transcript and presentation will be accessible on Green Plains’ website at http://investor.gpreinc.com/events.cfm.

Non-GAAP Financial Measures
Management uses earnings before interest, income taxes, depreciation and amortization, or EBITDA, segment EBITDA and consolidated ethanol crush margins to measure the company’s financial performance and to internally manage its businesses. Management believes these measures provide useful information to investors for comparison with peer and other companies. These measures should not be considered alternatives to net income or segment operating income, which are determined in accordance with generally accepted accounting principles (GAAP). These non-GAAP calculations may vary from company to company. Accordingly, the company’s computation of EBITDA, segment EBITDA and consolidated ethanol crush margins may not be comparable with similarly titled measures of another company.

To supplement our condensed consolidated statements of operations presented in accordance with GAAP, the company has provided non-GAAP adjusted financial measures of operating results that excludes certain items. Basic and diluted earnings per share attributable to Green Plains are presented in the Reconciliation to Non-GAAP Adjusted Financial Measures as reported on a GAAP and non-GAAP basis related to the impact of the expenses for refinancing and expanding the company's term loan and net R&D tax credits related to qualifying activities during fiscal year 2017. Management believes including these additional measures may enhance the investor's overall understanding of the company's ongoing operations. These measures should not be considered alternatives to net income or segment operating income, which are determined in accordance with GAAP.

About Green Plains Inc.
Green Plains Inc. (NASDAQ:GPRE) is a diversified commodity-processing business with operations related to ethanol production, grain handling and storage, cattle feeding, food ingredients, and commodity marketing and logistics services. The company is one of the leading producers of ethanol in the world and, through its adjacent businesses, is focused on the production of high-protein feed ingredients and export growth opportunities. Green Plains owns a 62.4% limited partner interest and a 2.0% general partner interest in Green Plains Partners. For more information about Green Plains, visit www.gpreinc.com.

About Green Plains Partners LP
Green Plains Partners LP (NASDAQ:GPP) is a fee-based Delaware limited partnership formed by Green Plains Inc. to provide fuel storage and transportation services by owning, operating, developing and acquiring ethanol and fuel storage tanks, terminals, transportation assets and other related assets and businesses. For more information about Green Plains Partners, visit www.greenplainspartners.com.

Forward-Looking Statements
This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements reflect management’s current views, which are subject to risks and uncertainties including, but not limited to, anticipated financial and operating results, plans and objectives that are not historical in nature. These statements may be identified by words such as “believe,” “expect,” “may,” “should,” “will” and similar expressions. Factors that could cause actual results to differ materially from those expressed or implied include: competition in the industries in which Green Plains operates; commodity market risks, financial market risks; counterparty risks; risks associated with changes to federal policy or regulation, including changes to tax laws; risks related to closing and achieving anticipated results from acquisitions. Other factors can include risks associated with the Green Plains’ ability to successfully complete the sale of assets related to the company’s announced portfolio optimization plan and other risks discussed in Green Plains’ reports filed with the Securities and Exchange Commission. Investors are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this news release. Green Plains assumes no obligation to update any such forward-looking statements, except as required by law.

Consolidated Financial Results

GREEN PLAINS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30, 2018	December 31, 2017
	(unaudited)
ASSETS
Current assets
Cash and cash equivalents	$171,674	$266,651
Restricted cash	62,797	45,709
Accounts receivable, net	134,950	151,122
Income tax receivable	13,211	6,413
Inventories	765,198	711,878
Other current assets	39,783	24,698
Total current assets	1,187,613	1,206,471
Property and equipment, net	1,143,551	1,176,707
Other assets	353,670	401,472
Total assets	$2,684,834	$2,784,650

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$155,663	$205,479
Accrued and other liabilities	47,955	63,886
Derivative financial instruments	41,725	12,884
Income taxes payable	-	9,909
Short-term notes payable and other borrowings	556,566	526,180
Current maturities of long-term debt	65,614	67,923
Total current liabilities	867,523	886,261
Long-term debt	767,177	767,396
Deferred income taxes	21,764	56,801
Other liabilities	14,235	15,056
Total liabilities	1,670,699	1,725,514

Stockholders' equity
Total Green Plains stockholders' equity	898,913	942,182
Noncontrolling interests	115,222	116,954
Total liabilities and stockholders' equity	$2,684,834	$2,784,650

GREEN PLAINS INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands except per share amounts)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2018	2017	% Var.	2018	2017	% Var.
Revenues
Product	$998,802	$899,534	11.0%	$3,027,678	$2,670,458	13.4%
Services	1,298	1,701	(23.7)	4,546	4,724	(3.8)
Total revenues	1,000,100	901,235	11.0	3,032,224	2,675,182	13.3
Costs and expenses
Cost of goods sold (excluding depreciation and amortization expenses reflected below)	936,384	815,787	14.8	2,835,344	2,457,702	15.4
Operations and maintenance	7,271	8,309	(12.5)	23,564	25,107	(6.1)
Selling, general and administrative	25,083	28,589	(12.3)	80,817	77,946	3.7
Depreciation and amortization	30,713	27,834	10.3	84,010	80,105	4.9
Total costs and expenses	999,451	880,519	13.5	3,023,735	2,640,860	14.5
Operating income	649	20,716	(96.9)	8,489	34,322	(75.3)
Other income (expense)
Interest income	790	383	106.3	2,136	1,061	101.3
Interest expense	(23,399)	(31,889)	26.6	(67,548)	(69,815)	3.2
Other, net	(117)	1,444	*	2,362	2,811	(16.0)
Total other expense	(22,726)	(30,062)	(24.4)	(63,050)	(65,943)	(4.4)
Loss before income taxes	(22,077)	(9,346)	(136.2)	(54,561)	(31,621)	(72.5)
Income tax benefit	14,658	48,775	(69.9)	31,438	60,905	(48.4)
Net income (loss)	(7,419)	39,429	*	(23,123)	29,284	*
Net income attributable to noncontrolling interest	5,050	5,035	0.3	14,457	14,853	(2.7)
Net income (loss) attributable to Green Plains	$(12,469)	$34,394	* %	$(37,580)	$14,431	* %

Earnings per share:
Net income (loss) attributable to Green Plains - basic	$(0.31)	$0.83		$(0.94)	$0.36
Net Income (loss) attributable to Green Plains - diluted	$(0.31)	$0.74		$(0.94)	$0.48

Weighted average shares outstanding:
Basic	40,229	41,348		40,189	40,008
Diluted	40,229	50,647		40,189	50,693

GREEN PLAINS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in thousands)

	Nine Months Ended September 30,
	2018	2017
Cash flows from operating activities:
Net loss	$(23,123)	$29,284
Noncash operating adjustments:
Depreciation and amortization	84,010	80,105
Deferred income taxes	(37,980)	(88,565)
Other	17,815	46,477
Net change in working capital	43,666	(181,536)
Net cash provided by (used in) operating activities	84,388	(114,235)

Cash flows from investing activities:
Purchases of property and equipment, net	(31,114)	(36,475)
Acquisition of businesses, net of cash acquired	(124,407)	(61,727)
Investments in unconsolidated subsidiaries	(2,446)	(12,033)
Other investing activities	7,500	-
Net cash used in investing activities	(150,467)	(110,235)

Cash flows from financing activities:
Net proceeds (payments) - long-term debt	(3,837)	64,050
Net proceeds - short-term borrowings	29,974	166,283
Other	(37,947)	(66,000)
Net cash provided by (used in) financing activities	(11,810)	164,333

Net change in cash, cash equivalents and restricted cash	(77,889)	(60,137)
Cash, cash equivalents and restricted cash, beginning of period	312,360	406,791
Cash, cash equivalents and restricted cash, end of period	$234,471	$346,654

	Nine Months Ended September 30,
	2018	2017

Reconciliation of total cash, cash equivalents and restricted cash:
Cash and cash equivalents	$171,674	$261,588
Restricted cash	62,797	85,066
Total cash, cash equivalents and restricted cash	$234,471	$346,654

GREEN PLAINS INC.
RECONCILIATIONS TO NON-GAAP FINANCIAL MEASURES
(unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Net income (loss)	$(7,419)	$39,429	$(23,123)	$29,284
Interest expense	23,399	31,889	67,548	69,815
Income tax benefit	(14,658)	(48,775)	(31,438)	(60,905)
Depreciation and amortization	30,713	27,834	84,010	80,105
EBITDA	$32,035	$50,377	$96,997	$118,299

GREEN PLAINS INC.
RECONCILIATIONS TO NON-GAAP ADJUSTED FINANCIAL MEASURES
(unaudited, in thousands except for per share amounts)

	Three Months Ended September 30, 2018	Three Months Ended September 30, 2017
	GAAP Basis as Reported	GAAP Basis as Reported	Non-GAAP Adjustment Tax Credit & Interest Exp.	Non-GAAP Basis as Adjusted
Basic EPS:
Net income (loss) attributable to Green Plains	$(12,469)	$34,394	$(41,816)	$(7,422)
Weighted average shares outstanding - basic	40,229	41,348	-	41,348
Earnings (loss) per share attributable to Green Plains - basic	$(0.31)	$0.83	$(1.01)	$(0.18)

Diluted EPS:
Net income (loss) attributable to Green Plains	$(12,469)	$34,394	$(41,816)	$(7,422)
Interest and amortization on convertible debt, net of tax
3.25% convertible senior notes due 2018	-	840	(840)	-
4.125% convertible senior notes due 2022	-	2,050	(2,050)	-
Net income (loss) attributable to Green Plains - diluted	$(12,469)	$37,284	$(44,706)	$(7,422)

Weighted average shares outstanding - basic	40,229	41,348	-	41,348
Effect of dilutive 3.25% convertible senior notes due 2018	-	3,178	(3,178)	-
Effect of dilutive 4.125% convertible senior notes due 2022	-	6,071	(6,071)	-
Effect of dilutive stock compensation awards	-	50	(50)	-
Total potential shares outstanding	40,229	50,647	(9,299)	41,348
Earnings (loss) per share attributable to Green Plains - diluted	$(0.31)	$0.74	$(0.92)	$(0.18)

	Nine Months Ended September 30, 2018	Nine Months Ended September 30, 2017
	GAAP Basis as Reported	GAAP Basis as Reported	Non-GAAP Adjustment Tax Credit & Interest Exp.	Non-GAAP Basis as Adjusted
Basic EPS:
Net income (loss) attributable to Green Plains	$(37,580)	$14,431	$(41,816)	$(27,385)
Weighted average shares outstanding - basic	40,189	40,008	-	40,008
Earnings (loss) per share attributable to Green Plains - basic	$(0.94)	$0.36	$(1.04)	$(0.68)

Diluted EPS:
Net income (loss) attributable to Green Plains	$(37,580)	$14,431	$(41,816)	$(27,385)
Interest and amortization on convertible debt, net of tax
3.25% convertible senior notes due 2018	-	3,582	(3,582)	-
4.125% convertible senior notes due 2022	-	6,089	(6,089)	-
Net income (loss) attributable to Green Plains - diluted	$(37,580)	$24,102	$(51,487)	$(27,385)

Weighted average shares outstanding - basic	40,189	40,008	-	40,008
Effect of dilutive 3.25% convertible senior notes due 2018	-	4,551	(4,551)	-
Effect of dilutive 4.125% convertible senior notes due 2022	-	6,071	(6,071)	-
Effect of dilutive stock compensation awards	-	63	(63)	-
Total potential shares outstanding	40,189	50,693	(10,685)	40,008
Earnings (loss) per share attributable to Green Plains - diluted	$(0.94)	$0.48	$(1.16)	$(0.68)

Contact: Jim Stark | Vice President, Investor & Media Relations | 402.884.8700 | jim.stark@gpreinc.com